UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 31, 2018

BARINGTON/HILCO ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36832	47-1455824
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

10990 Wilshire Blvd., Penthouse Los Angeles, CA	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 734-1310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events.

Barington/Hilco Acquisition Corp. (the “Company”) has failed to timely complete a business combination in accordance with the terms of the Company’s amended and restated certificate of incorporation (the “Charter”). As a result, on November 1, 2018, the Company will begin the process of redeeming 100% of the company’s public shares of common stock (the “Redemption”) at a price per share of approximately $10.87854059 (the “Redemption Amount”). The Redemption Amount will be distributed to each of the Company’s public shareholder’s on a pro rata basis in accordance with the total amount of funds held in the Company’s trust account. The Redemption Amount will be payable to each of the Company’s public shareholders upon presentation of their respective stock certificates to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of the public shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount. The Company is obligated to complete the Redemption as promptly as reasonably practicable, although under the terms of the Company’s Charter it must complete the Redemption by no later than ten (10) business days after October 31, 2018.

The Company anticipates that its public shares will cease trading as of the open of business on November 1, 2018 in order to allow time for the settlement of trades. As of the close of business on November 1, 2018, the public shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Company’s initial shareholders have waived their redemption rights with respect to the outstanding shares of common stock issued prior to the Company’s initial public offering. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants or other rights, which will expire and become worthless. After October 31, 2018, the Company shall cease all operations except for those required to wind up the Company’s business.

The Company has been advised that NASDAQ will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist the Company’s securities. Thereafter, the Company will file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K may be deemed to constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, the redemption of the Company’s public shares. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. Such statements are subject to certain risks and uncertainties that could cause our actual results in the future to differ materially from the Company’s historical results and those presently anticipated or projected. The Company wishes to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date. The Company assumes no obligation to update forward-looking statements except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2018	BARINGTON/HILCO ACQUISITION CORP.

	By:	/s/ Israel Maxx Abramowitz
Name: Israel Maxx Abramowitz
Title: Chief Executive Officer

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